Exhibit 99.1

NewsRelease

TC PipeLines, LP to Present at
Wells Fargo Energy Symposium

HOUSTON, Texas – December 2, 2014 – TC PipeLines, LP (NYSE: TCP) (the Partnership) will participate at the Wells Fargo Securities 13th Annual Energy Symposium on Tuesday, December 9, 2014 in New York, NY starting at 8:05 am (EST). Steve Becker, President of TC PipeLines GP, Inc., the Partnership’s general partner, will present an overview of the Partnership and its business outlook.

A link to the webcast and a copy of the presentation will be available on the morning of December 9, 2014 at the Partnership’s Investor Center at http://www.tcpipelineslp.com/events-and-presentations.html.

TC PipeLines, LP is a Delaware master limited partnership with interests in six federally regulated U.S. interstate natural gas pipelines which serve markets in Western and Midwestern United States. The Partnership is managed by its general partner, TC PipeLines GP, Inc., a subsidiary of TransCanada Corporation (NYSE:TRP). For more information about TC PipeLines, LP, visit the Partnership's website at www.tcpipelineslp.com.

Media Inquiries:	Shawn Howard/	403.920.7859
Mark Cooper	800.608.7859

Unitholder and Analyst Inquiries:	Rhonda Amundson	877.290.2772
investor_relations@tcpipelineslp.com